Amendment No. 7 to Administration, Bookkeeping and Pricing Services Agreement

This Amendment No. 7, dated April 30, 2018, to the Administration, Bookkeeping and Pricing Services Agreement (this “Amendment”), by and between Westcore Trust, a Massachusetts business trust (the “Trust”), and ALPS Fund Services, Inc., a Colorado corporation (“ALPS”), shall be as follows:

WHEREAS, the Trust and ALPS entered into an Administration, Bookkeeping and Pricing Services Agreement dated May 1, 2012, as amended (the “Agreement”);

WHEREAS, Denver Investment Advisors LLC (“Denver Investments”) is the Trust’s investment adviser and has entered into an agreement pursuant to which Denver Investments will be acquired by Segall Bryant & Hamill LLC (“SBH”), which will become the new investment adviser to the Trust;

WHEREAS, the Board of Trustees of the Trust has approved the renaming of the Trust and all of its series (the “Funds”); and

WHEREAS, the Trust and ALPS wish to amend the Agreement to reflect SBH as the investment adviser, the new name of the Trust, and the new names of the Funds effective May 1, 2018;

NOW THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.	All references in the Agreement to “Westcore Trust” shall be replaced with “Segall Bryant & Hamill Trust” effective May 1, 2018;

2.	All references to in the Agreement to “Denver Investment Advisors LLC” shall be replaced with “Segall Bryant & Hamill LLC” effective May 1, 2018; and

3.	To delete Appendix A in its entirety and replace it with a new Appendix A attached hereto effective May 1, 2018.

Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

WESTCORE TRUST		ALPS FUND SERVICES, INC.

By:	/s/ Jasper R. Frontz	By:	/s/ Jeremy O. May
Name:	Jasper R. Frontz	Name:	Jeremy O. May
Title:	Treasurer and Chief Compliance Officer	Title:	President

APPENDIX A

(effective as of May 1, 2018)

LIST OF PORTFOLIOS

Segall Bryant & Hamill Micro Cap Fund

Segall Bryant & Hamill Small Cap Value Dividend Fund

Segall Bryant & Hamill Small Cap Growth Fund

Segall Bryant & Hamill Small Cap Growth Fund II

Segall Bryant & Hamill Smid Cap Value Dividend Fund

Segall Bryant & Hamill Mid Cap Value Dividend Fund

Segall Bryant & Hamill Mid Cap Value Dividend Fund II

Segall Bryant & Hamill Large Cap Dividend Fund

Segall Bryant & Hamill Fundamental International Small Cap Fund

Segall Bryant & Hamill Global Large Cap Fund

Segall Bryant & Hamill Plus Bond Fund

Segall Bryant & Hamill Quality High Yield Fund

Segall Bryant & Hamill Municipal Opportunities Fund

Segall Bryant & Hamill Colorado Tax Free Fund

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